EXHIBIT 8

AGREEMENT

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Eagle Supply Group, Inc. or any subsequent acquisitions or dispositions of equity securities of Eagle Supply Group, Inc. by any of the undersigned.

Date: August 16, 2004

GULFSIDE SUPPLY, INC

By:	/s/ James S. Resch
Name:	James S. Resch
Title:	President

GULFCO ACQUISITION, INC.

By:	/s/ James S. Resch
Name:	James S. Resch
Title:	President

JAMES S. RESCH

/s/ James S. Resch
Name:	James S. Resch